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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934



                                    N2K INC.
             (Exact name of registrant as specified in its Charter)


              Delaware                             06-1455771
       (State of incorporation                  (I.R.S. Employer
          or organization)                     Identification No.)

     55 Broad Street, 26th Floor
         New York, New York                          10004
        (Address of principal                      (Zip Code)
         executive offices)

            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

            If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

            Securities Act registration statement file number to which this
form relates:        333-33105                                  (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be
so registered                              Name of each exchange on
                                           which each class is to be
                                           registered

None                                       None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
            (Title of Class)
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Item 1.     Description of Registrant's Securities to be Registered.

            A complete description of the Common Stock, $0.001 par value per share, of N2K Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-33105) filed by the Registrant with the Securities and Exchange Commission on August 7, 1997, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.     Exhibits.

            The following exhibits are filed herewith (or incorporated by reference as indicated below):

  Exhibit
  Number                             Description
  ------                             -----------

    1. Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement)
    2. Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the Registration Statement)
    3. Specimen of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement)
    4. 1987 Employee Incentive Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.2 of the Registration Statement)
    5. Amended and Restated 1996 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.3 of the Registration Statement)
    6. 1996 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Exhibit 4.4 of the Registration Statement)
    7. 1997 Directors' Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.5 of the Registration Statement)
    8. Note Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.6 of the Registration Statement)
    9. Form of Series A Preferred Stock Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.7 of the Registration Statement)
    10. Form of Series C Preferred Stock Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.8 of the Registration Statement)
    11. Form of Series D Preferred Stock Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.9 of the Registration Statement)

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  Exhibit
  Number                             Description
  ------                             -----------

    12. Form of Series E Preferred Stock Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.10 of the Registration Statement)
    13. Form of Series F Preferred Stock Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.11 of the Registration Statement)
    14. Form of Series G Preferred Stock Purchase Agreement of the Registrant (incorporated by reference to Exhibit 4.12 of the Registration Statement)
    15. Registration Rights Agreement of the Registrant (incorporated by reference to Exhibit 4.13 of the Registration Statement)
    16. Warrant Agreement of the Registrant (incorporated by reference to Exhibit 4.14 of the Registration Statement)
    17. Form of Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.15 of the Registration Statement)
    18. Form of 14% Management Note of the Registrant (incorporated by reference to Exhibit 4.16 of the Registration Statement)
    19. Form of 14% Senior Note of the Registrant (incorporated by reference to Exhibit 4.17 of the Registration Statement)
    20. Form of Warrant Certificate of the Registrant, issued in connection with the 14% Senior Notes (incorporated by reference to Exhibit
             4.18 of the Registration Statement)
    21. Letter Agreement dated September 16, 1997 between the Registrant and America Online, Inc. (incorporated by reference to Exhibit 4.19 of the Registration Statement)

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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        N2K Inc.



                                        By:   /s/ Lawrence L. Rosen
                                        ----------------------------------------
                                        Name:  Lawrence L. Rosen
                                        Title:  Chief Executive Officer


Date: September 26, 1997

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